IMAGIS Technologies Inc.
 1300 - 1075 W. Georgia
Vancouver, BC Canada V6C 3C9
Tel: (604) 684-2449 Fax: (604) 684-4601
email: sandy@ipm.bc.ca

Vancouver, BC, August 15, 2001: (OTCBB: IGSTF"; CDNX: "NAB"; Germany: "IGY"): Further to news releases of February 19 and March 22, 2001, Imagis Technologies Inc. ("Imagis") announces that it has completed the final closing of its private placement in the amount of 110,000 units at $1.00 per unit for total proceeds of $110,000. Each unit consists of one common share and one non-transferable share purchase warrant, with each warrant exercisable into an additional common share for a period of one year from closing at a price of $1.10 per share.

Securities issued pursuant to the placement are subject to a hold period expiring on December 13, 2001.

The proceeds of the placement are being used for general working capital.

On behalf of the Board

"Sandra Buschau"

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Imagis Technologies Inc.
Contact: Sandra Buschau
VP Investor Relations
Tel: (604) 684-4691
e-mail:sandy@ipm.bc.ca
http://www.ImagisTechnologies.com

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adequacy or accuracy of this news release.